Exhibit 99

Investor News		NYSE:PEG
For further information, contact:
➢	Kathleen A. Lally, Vice President – Investor Relations	Phone: 973-430-6565
➢	Greg McLaughlin, Sr. Investor Relations Analyst	Phone: 973-430-6568
➢	Yaeni Kim, Sr. Investor Relations Analyst	Phone: 973-430-6596

PSEG ANNOUNCES THIRD QUARTER 2008 EARNINGS

$0.94 PER SHARE FROM CONTINUING OPERATIONS

Strong Operating Performance in face of Difficult Markets

2008 Earnings Guidance Maintained at $2.80-$3.05

(October 31, 2008)—Public Service Enterprise Group (PSEG) reported income from continuing operations for the third quarter of 2008 of $476 million or $0.94 per share compared to income from continuing operations during the third quarter of 2007 of $490 million or $0.96 per share. Operating earnings in the third quarter of 2008 were equivalent to income from continuing operations. Excluding a $7.0 million impairment of the company’s investment in Turboven, operating earnings in the third quarter of 2007 were $497 million or $0.97 per share. Predominantly due to a gain on the sale of SAESA of $187 million, which was sold in July 2008, income from discontinued operations amounted to $180 million or $0.35 per share during the 2008 third quarter bringing net income for the period to $656 million or $1.29 per share. By comparison, in the third quarter of 2007, income from discontinued operations raised net income by $16 million or $0.03 per share to $506 million, or $0.99 per share.

Ralph Izzo, chairman, president and chief executive officer of PSEG, said “Although the economy is experiencing unprecedented turbulence, the focus and dedication of PSEG’s employees to operational excellence continues to provide the solid foundation that allowed us to report very strong earnings for the first nine months of the year, and comfortably supports our 2008 earnings guidance of $2.80-$3.05 per share.”

PSEG CONSOLIDATED EARNINGS (unaudited)
For the Quarters Ended September 30,
2008 and 2007

	Income		Diluted Earnings
	($millions)		Per Share
	2008	2007	2008	2007
Net Income	$656	$506	$1.29	$0.99
Less: Income from Discontinued Ops	180	16	0.35	0.03
Income From Continuing Ops	$476	$490	$0.94	$0.96
Loss from Impairments	—	7	—	0.01

Operating Earnings (Non-GAAP)	$476	$497	$0.94	$0.97
		Avg. Shares	508M	509M

PSEG believes that the non-GAAP financial measure of “Operating Earnings” provides a consistent and comparable measure of performance of its businesses to help shareholders understand performance trends.

Izzo went on to say that “PSEG has worked hard to build a strong financial base through our commitment to operational excellence and prudent financial management. In addition, we have reduced debt with proceeds from the sale of international assets. PSEG has $3.35 billion of available liquidity with very modest financing requirements over the next 15 months which will help us navigate through these turbulent times.”

We have adjusted our full-year 2008 operating earnings guidance by subsidiary to reflect strong earnings from our Texas generating facilities at PSEG Energy Holdings, and the potential for a further decline in the value of Power’s NDT fund given the performance of financial markets in October.

Operating earnings guidance by subsidiary for 2008 has been adjusted as follows:

2008 Operating Earnings Guidance ($ millions)
	Current	Prior
PSEG Power	$1,010 - $1,110	$1,040 - $1,140
PSE&G	350 – 370	350 - 370
PSEG Energy Holdings	75 - 90	45 - 60
PSEG Parent	(15) – (10)	(15) - (10)
Operating Earnings	$1,420 - $1,560	$1,420 - $1,560
Earnings Per Share	$2.80 - $3.05	$2.80 - $3.05

Ralph Izzo went on to say that “these results (at the mid-point) of 2008’s guidance represent growth of 8% over 2007’s operating earnings of $2.71 per share. There have been numerous examples this year of our commitment to operational excellence. These range from record setting output at our generation fleet to industry recognition of our utility reliability record.”

Operating Earnings Review and Outlook by Operating Subsidiary

See Attachment 6 for details regarding the quarter-over-quarter earnings reconciliations for each of PSEG’s businesses.

PSEG Power

PSEG Power reported operating earnings of $328 million ($0.65 per share) for the third quarter of 2008 compared with operating earnings of $338 million ($0.66 per share) reported during the third quarter of 2007.

PSEG Power’s margins benefited from higher energy pricing and an increase in generation output. Higher realized prices and strong operations added $0.12 per share to earnings. More than half of the improvement in margins was driven by higher prices in PJM. The strong performance of the nuclear fleet, coupled with higher output from the combined cycle units, also allowed PSEG Power to expand its margins during the quarter. The benefits from increased generation offset higher operating and maintenance expense associated with planned outages ($0.03 per share) at our fossil units, as well as an increase in operating expenses at the nuclear fleet ($0.03 per share) associated with an early start to the refueling outage at Peach Bottom 2 and outage-related work at Salem 1. The improvement in margins was more than offset, however, by a reversal of most of the mark-to-market gains reported during the second quarter on positions entered into to hedge 2009 gas exposure ($0.05 per share). Power’s quarterly earnings comparisons were also affected by a reduction in the value of securities held in the Nuclear Decommissioning Trust Fund ($0.02 per share).

2

William Levis, president and chief operating officer of PSEG Power, indicated that “the nuclear fleet is performing extremely well.” During the quarter, the capacity factor of the nuclear units operated by PSEG Power increased to 98% as the result of the continued strong performance from Hope Creek. The nuclear fleet (including PSEG Power’s interest in the Peach Bottom station) operated at a capacity factor of 94.6% in the third quarter. The fleet’s performance for the quarter brought the year-to-date capacity factor to 93%. The fleet’s full year 2008 capacity factor is projected at 91% taking into account the recently completed refueling outage at Peach Bottom 2, and the refueling outage currently underway at Salem No. 1. This unit is expected to return to service in the first half of November. Levis added that “PSEG Power’s performance is benefiting from the execution of the work at Hope Creek and Salem 2 which led to higher levels of capacity being available during the critical summer period.” PSEG Power realized a 150MW increase in the capacity of the Hope Creek nuclear facility. This is greater than the forecast increase of 125MW expected from the work associated with the unit’s uprate in capacity. PSEG Power also realized a 23MW increase in Salem 2’s capacity following the replacement of its steam generator earlier in the year versus a planned increase in capacity of 15MW.

PSEG Power anticipates fourth quarter results will continue to benefit from higher energy pricing locked in earlier. The improvement in margins, however, will be partially offset by planned fossil station maintenance programs, and partial reversal of most of the remaining mark-to-market gain ($0.01 per share) on positions booked earlier in the year. We have also incorporated October’s disappointing stock market performance into the value of the NDT fund for the full year 2008. As a result of the NDT related losses, the full year operating earnings guidance for PSEG Power has been adjusted to $1,010-$1,110 million from $1,040-$1,140 million.

PSE&G

PSE&G reported operating earnings of $97 million ($0.19 per share) for the third quarter of 2008 compared with operating earnings of $106 million ($0.21 per share) during the third quarter of 2007. PSE&G’s quarterly results reflect unfavorable weather-normalized declines in electric sales ($0.01 per share) and miscellaneous expenses ($0.01 per share).

Ralph LaRossa, president and chief operating officer of PSE&G, said he’s “extremely proud of PSE&G being named America’s most reliable electric utility by PA Consulting.” This is the third time in the last four years that the utility has received this recognition, and the seventh straight year that it has earned the ReliabilityOne Award for the Mid-Atlantic region. “This recognition underscores PSE&G’s longstanding commitment to deliver safe, reliable, and affordable service to the people and businesses who power New Jersey” LaRossa said “even during these difficult economic times.”

PSE&G received support from the Federal Energy Regulatory Commission (FERC) for its transmission-related capital program with the FERC’s approval for a modest increase in transmission rates effective October 1, 2008. PSE&G was granted a return on equity of 11.68% for its transmission investment. Earlier this year, PSE&G was granted an incentive return of 125 basis points on its planned investment in the Susquehanna to Roseland 500Kv transmission line. This line is expected to go into service at the end of 2012.

PSEG Energy Holdings

PSEG Energy Holdings reported operating earnings of $56 million ($0.11 per share) for the third quarter of 2008 versus operating earnings of $63 million ($0.12 per share) for the third quarter of 2007.

3

Holdings’ Global subsidiary recorded a $0.04 per share improvement in earnings as compared to the prior period. The improvement was the result of stronger production and increased spark spreads from Global’s 2,000MW of gas-fired Texas generating capacity ($0.01 per share) coupled with mark-to-market gains of $0.04 per share. These items more than offset the absence of income ($0.02 per share) from Chilquinta and Luz del Sur which were sold in the fourth quarter of 2007. Global’s third quarter earnings also benefited from a net decrease in financing costs ($0.02 per share) which more than offset a higher tax rate ($0.01 per share). Holdings’ Resources subsidiary recorded a $0.05 per share decline in quarter-over-quarter earnings. The reduction in earnings was the result of lower income due to the company’s decision to recognize a substantial charge in the second quarter related to the IRS tax challenge on certain lease investments, and a higher tax rate on its lease portfolio.

Holdings’ Global subsidiary closed on the sale of SAESA on July 24. The sale, which had a final equity value of $887 million plus the assumption of approximately $413 million of debt, resulted in an after-tax gain of $187 million which is reported in discontinued operations. PSEG Global’s after-tax proceeds amounted to approximately $600 million.

PSEG Energy Holdings’ operating earnings were expected to decline in 2008. However, the full year forecast of operating earnings for 2008 has been adjusted to reflect stronger than anticipated power markets in Texas. High natural gas prices and demand have more than offset the impact of added wind resources in West Texas on the dispatch of natural gas-fired generating assets. Results during the fourth quarter will also reflect the loss of income from the sale of Chilquinta and Luz del Sur, as well as a decline in income on Resources’ leveraged lease portfolio.

2009 Earnings

The fundamental drivers for PSEG continue to support growth in earnings for 2009 over 2008. This is primarily due to an anticipated improvement in margins at PSEG Power. PSEG, however, expects to experience some escalation in pension expense and financial costs as a result of stresses in the financial markets. PSEG Power is also facing a potential adjustment in one of its coal contracts. Ralph Izzo stated “we are working to mitigate the impact of these pressures through implementation of rigorous cost control measures and a reduction in capital expenditures. PSEG is currently expecting earnings for 2009 to come in at the lower half of our previously stated range of $3.05-$3.35 per share.”

Capital Spending

PSEG has reduced its forecast of capital expenditures for 2009 in response to volatility in the financial markets. The company’s spending forecast during this period has been reduced by $275-$325 million from previously disclosed amounts.

Other Events

PSEG, as of September 30, 2008, had $658 million of remaining authorization under its $750 million common stock repurchase program. The repurchase program was authorized in July 2008 to be executed over an 18-month period.

#######

4

FORWARD-LOOKING STATEMENT

Readers are cautioned that statements contained in this press release about our and our subsidiaries’ future performance, including future revenues, earnings, strategies, prospects and all other statements that are not purely historical, are forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Although we believe that our expectations are based on reasonable assumptions, we can give no assurance they will be achieved. The results or events predicted in these statements may differ materially from actual results or events. Factors which could cause results or events to differ from current expectations include, but are not limited to:

•	Adverse Changes in energy industry, policies and regulation, including market rules that may adversely affect our operating results.
•	Any inability of our energy transmission and distribution businesses to obtain adequate and timely rate relief and/or regulatory approvals from federal and/or state regulators.
•	Changes in federal and/or state environmental regulations that could increase our costs or limit operations of our generating units.
•	Changes in nuclear regulation and/or developments in the nuclear power industry generally, that could limit operations of our nuclear generating units.
•	Actions or activities at one of our nuclear units that might adversely affect our ability to continue to operate that unit or other units at the same site.
•	Any inability to balance our energy obligations, available supply and trading risks.
•	Any deterioration in our credit quality.
•	Any inability to realize anticipated tax benefits or retain tax credits.
•	Increases in the cost of or interruption in the supply of fuel and other commodities necessary to the operation of our generating units.
•	Delays or cost escalations in our construction and development activities.
•	Adverse capital market performance of our decommissioning and defined benefit plan trust funds.
•	Changes in technology and/or increased customer conservation.

For further information, please refer to our Annual Report on Form 10-K, including item 1A. Risk Factors, and subsequent reports on Form 10-Q and Form 8-K filed with the Securities and Exchange Commission. These documents address in further detail our business, industry issues and other factors that could cause actual results to differ materially from those indicated in this release. In addition, any forward-looking statements included herein represent our estimates only as of today and should not be relied upon as representing our estimates as of any subsequent date. While we may elect to update forward-looking statements from time to time, we specifically disclaim any obligation to do so, even if our estimates change, unless otherwise required by applicable securities laws.

5

Attachment 1

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

Operating Earnings and Per Share Results by Subsidiary

(Unaudited)

	For the Quarters Ended September 30,		For the Nine Months Ended September 30,
	2008	2007	2008	2007

Earnings Results (in Millions)

PSEG Power	$328	$338	$843	$744
PSE&G	97	106	284	299
PSEG Energy Holdings
PSEG Global	67	48	101	69
PSEG Resources	(11)	15	24	46
PSEG Energy Holdings	—	—	(1)	(2)
Total PSEG Energy Holdings	56	63	124	113
PSEG	(5)	(10)	(14)	(43)
Operating Earnings	$476	$497	$1,237	$1,113
Reconciling Items (a)	—	(7)	(491)	(7)
Income from Continuing Operations	$476	$490	$746	$1,106
Discontinued Operations	180	16	208	4
PSEG Net Income	$656	$506	$954	$1,110

Fully Diluted Average Shares Outstanding (in Millions)	508	509	509	508

Per Share Results (Diluted)

PSEG Power	$0.65	$0.66	$1.66	$1.46
PSE&G	0.19	0.21	0.56	0.59
PSEG Energy Holdings
PSEG Global	0.13	0.09	0.20	0.14
PSEG Resources	(0.02)	0.03	0.05	0.09
PSEG Energy Holdings	—	—	(0.01)	(0.01)
Total PSEG Energy Holdings	0.11	0.12	0.24	0.22
PSEG	(0.01)	(0.02)	(0.03)	(0.08)
Operating Earnings	$0.94	$0.97	$2.43	$2.19
Reconciling Items (a)	—	(0.01)	(0.96)	(0.01)
Income from Continuing Operations	$0.94	$0.96	$1.47	$2.18
Discontinued Operations	0.35	0.03	0.41	0.01
PSEG Net Income	$1.29	$0.99	$1.88	$2.19

(a) See attachment 14 for details of items excluded from Continuing Operations to compute Operating Earnings.

Note 1:

Income from Continuing Operations includes preferred stock dividends relating to PSE&G of $1 million for the quarters ended September 30, 2008 and 2007.

Income from Continuing Operations includes preferred stock dividends relating to PSE&G of $3 million for the nine months ended September 30, 2008 and 2007.

Attachment 2

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

Consolidating Statements of Operations

(Unaudited, $ Millions)

	For the Quarter Ended September 30, 2008
	PSEG	OTHER (a)	PSEG POWER	PSE&G	PSEG ENERGY HOLDINGS
OPERATING REVENUES	$3,718	$(743)	$1,833	$2,274	$354
OPERATING EXPENSES
Energy Costs	1,899	(739)	904	1,521	213
Operation and Maintenance (c)	610	(13)	282	313	28
Depreciation and Amortization	214	3	42	161	8
Taxes Other Than Income Taxes	31	—	—	31	—
Total Operating Expenses	2,754	(749)	1,228	2,026	249
Income from Equity Method Investments	8	—	—	—	8

OPERATING INCOME	972	6	605	248	113
Other Income and Deductions	(12)	(3)	(16)	—	7
Interest Expense	(149)	(7)	(42)	(82)	(18)
Preferred Securities Dividends	(1)	—	—	(1)	—
INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES (b)	810	(4)	547	165	102
Income Tax Expense	(334)	(1)	(219)	(68)	(46)
INCOME (LOSS) FROM CONTINUING OPERATIONS	476	(5)	328	97	56
Discontinued Operations, net of tax	180	—	—	—	180
NET INCOME (LOSS)	$656	$(5)	$328	$97	$236
Discontinued Operations, net of tax	(180)	—	—	—	(180)
OPERATING EARNINGS (LOSS)	$476	$(5)	$328	$97	$56

	For the Quarter Ended September 30, 2007
	PSEG	OTHER (a)	PSEG POWER	PSE&G	PSEG ENERGY HOLDINGS
OPERATING REVENUES	$3,347	$(590)	$1,580	$2,106	$251
OPERATING EXPENSES
Energy Costs	1,588	(592)	712	1,341	127
Operation and Maintenance (c)	559	(8)	232	308	27
Write-down of Assets	12	—	—	—	12
Depreciation and Amortization	209	5	36	161	7
Taxes Other Than Income Taxes	31	—	—	31	—
Total Operating Expenses	2,399	(595)	980	1,841	173
Income from Equity Method Investments	30	—	—	—	30
OPERATING INCOME	978	5	600	265	108
Other Income and Deductions	12	(3)	14	1	—
Interest Expense	(184)	(19)	(43)	(85)	(37)
Preferred Securities Dividends	(1)	—	—	(1)	—
INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES (b)	805	(17)	571	180	71
Income Tax (Expense) Benefit	(315)	7	(233)	(74)	(15)
INCOME (LOSS) FROM CONTINUING OPERATIONS	490	(10)	338	106	56
Discontinued Operations, net of tax	16	—	1	—	15
NET INCOME (LOSS)	$506	$(10)	$339	$106	$71
Discontinued Operations, net of tax	(16)	—	(1)	—	(15)
Reconciling Items, net of tax (d)	7	—	—	—	7
OPERATING EARNINGS (LOSS)	$497	$(10)	$338	$106	$63
(a)	Primarily includes financing activities and donations at the parent and intercompany eliminations.
(b)	Income from Continuing Operations before Income Taxes includes preferred stock dividends relating to PSE&G of $1 million for the quarters ended September 30, 2008 and 2007.
(c)	Increase at PSE&G primarily due to increased SBC expenses due to increased collection of clause revenues.
(d)	See attachment 14 for details of items excluded from Continuing Operations to compute Operating Earnings.

Attachment 3

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

Consolidating Statements of Operations

(Unaudited, $ Millions)

	For the Nine Months Ended September 30, 2008
	PSEG	OTHER (a)	PSEG POWER	PSE&G	PSEG ENERGY HOLDINGS
OPERATING REVENUES	$10,060	$(2,766)	$5,831	$6,750	$245
OPERATING EXPENSES
Energy Costs	5,552	(2,762)	3,360	4,527	427
Operation and Maintenance (c)	1,857	(27)	796	993	95
Depreciation and Amortization	597	11	121	443	22
Taxes Other Than Income Taxes	101	—	—	101	—
Total Operating Expenses	8,107	(2,778)	4,277	6,064	544
Income from Equity Method Investments	27	—	—	—	27
OPERATING INCOME (LOSS)	1,980	12	1,554	686	(272)
Other Income and Deductions	(3)	(8)	(15)	6	14
Interest Expense	(448)	(19)	(125)	(244)	(60)
Preferred Securities Dividends	(3)	—	—	(3)	—
INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES (b)	1,526	(15)	1,414	445	(318)
Income Tax (Expense) Benefit	(780)	1	(571)	(161)	(49)
INCOME (LOSS) FROM CONTINUING OPERATIONS	746	(14)	843	284	(367)
Discontinued Operations, net of tax	208	—	—	—	208
NET INCOME (LOSS)	$954	$(14)	$843	$284	$(159)
Discontinued Operations, net of tax	(208)	—	—	—	(208)
Reconciling Items, net of tax (d)	491	—	—	—	491
OPERATING EARNINGS (LOSS)	$1,237	$(14)	$843	$284	$124

	For the Nine Months Ended September 30, 2007
	PSEG	OTHER (a)	PSEG POWER	PSE&G	PSEG ENERGY HOLDINGS
OPERATING REVENUES	$9,561	$(2,448)	$5,034	$6,340	$635
OPERATING EXPENSES
Energy Costs	4,885	(2,446)	2,894	4,083	354
Operation and Maintenance (c)	1,727	(21)	711	947	90
Write-down of Assets	12	—	—	—	12
Depreciation and Amortization	587	11	104	449	23
Taxes Other Than Income Taxes	104	—	—	104	—
Total Operating Expenses	7,315	(2,456)	3,709	5,583	479
Income from Equity Method Investments	87	—	—	—	87
OPERATING INCOME	2,333	8	1,325	757	243
Other Income and Deductions	67	(15)	57	9	16
Interest Expense	(549)	(67)	(119)	(250)	(113)
Preferred Securities Dividends	(3)	—	—	(3)	—
INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES (b)	1,848	(74)	1,263	513	146
Income Tax (Expense) Benefit	(742)	31	(519)	(214)	(40)
INCOME (LOSS) FROM CONTINUING OPERATIONS	1,106	(43)	744	299	106
Discontinued Operations, net of tax	4	—	(8)	—	12
NET INCOME (LOSS)	$1,110	$(43)	$736	$299	$118
Discontinued Operations, net of tax	(4)	—	8	—	(12)
Reconciling Items, net of tax (d)	7	—	—	—	7
OPERATING EARNINGS (LOSS)	$1,113	$(43)	$744	$299	$113
(a)	Primarily includes financing activities and donations at the parent and intercompany eliminations.
(b)	Income from Continuing Operations before Income Taxes includes preferred stock dividends relating to PSE&G of $3 million for the nine months ended September 30, 2008 and 2007.
(c)	Increase at PSE&G primarily due to increased SBC expenses due to increased collection of clause revenues.
(d)	See attachment 14 for details of items excluded from Continuing Operations to compute Operating Earnings.

Attachment 4

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

Capitalization Schedule

(Unaudited, $ Millions)

	September 30, 2008	December 31, 2007
DEBT
Commercial Paper and Loans	$181	$65
Long-Term Debt (a)	7,124	7,689
Securitization Debt (a)	1,581	1,708
Project Level, Non-Recourse Debt (a)	346	384
Total Debt	9,232	9,846

SUBSIDIARY'S PREFERRED SECURITIES	80	80

COMMON STOCKHOLDERS' EQUITY
Common Stock	4,753	4,732
Treasury Stock	(579)	(478)
Retained Earnings	3,701	3,261
Accumulated Other Comprehensive Loss	(196)	(216)
Total Common Stockholders' Equity	7,679	7,299
Total Capitalization	$16,991	$17,225

(a) Includes amounts due within one year

Note 1:

PSEG's credit agreements contain covenants that require PSEG's debt to capitalization ratio not to exceed 70.0% at any time.

This ratio is presented for the benefit of the investors and the related securities to which the covenants apply and is not intended as a financial performance or liquidity measure.

2008

The debt to capitalization ratio calculated under PSEG's credit agreements as of September 30, 2008 was 48.1%.

The ratio as calculated pursuant to these covenants excludes non-recourse project debt ($346 million) and securitization debt ($1.581 billion). It also includes capital lease obligations ($44 million) and certain other obligations such as guarantees and letters of credit ($62 million), excluding any letters of credit related to collateral posting on energy/commodity contracts. The calculation excludes the equity reduction ($164 million) from the funded status of the pension and benefit plans associated with FAS 158 "Employers' Accounting for Defined Pension and Other Post-Retirement Plans” and excludes the Accumulated Other Comprehensive Loss ($69 million) related to the mark-to-market of energy contracts.

2007

The debt to capitalization ratio calculated under PSEG's credit agreements as of December 31, 2007 was 49.9%.

The ratio as calculated pursuant to these covenants excludes non-recourse project debt ($384 million), securitization debt ($1.708 billion). It also includes capital lease obligations ($47 million) and certain other obligations such as guarantees and letters of credit ($55 million), excluding any letters of credit related to collateral posting on energy/commodity contracts. The calculation excludes the equity reduction ($167 million) from the funded status of the pension and benefit plans associated with FAS 158 “Employers’ Accounting for Defined Pension and Other Post-Retirement Plans” and excludes the Accumulated Other Comprehensive Loss ($250 million) related to the mark-to-market of energy contracts.

Attachment 5

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited, $ Millions)

	For the Nine Months Ended September 30,
	2008	2007
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income	$954	$1,110
Adjustments to Reconcile Net Income to Net Cash Flows (a)
From Operating Activities	638	429
Net Cash Provided By Operating Activities	1,592	1,539

NET CASH USED IN INVESTING ACTIVITIES	(459)	(589)

NET CASH USED IN FINANCING ACTIVITIES	(1,284)	(669)
Effect of Exchange Rate Change	—	2
Net Increase (Decrease) in Cash and Cash Equivalents	(151)	283
Cash and Cash Equivalents at Beginning of Period	380	100
Cash and Cash Equivalents at End of Period	$229	$383

(a) Includes changes in working capital of ($117 million) and ($326 million) for 2008 and 2007, respectively.

Attachment 6

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

Quarter-to-Quarter EPS Reconciliation

September 30, 2008 vs. September 30, 2007

(Unaudited)

PSEG 3rd Quarter 2007 Net Income			$0.99
Discontinued Operations (SAESA, Electroandes)			0.03
PSEG 3rd Quarter 2007 Income from Continuing Operations			$0.96
Reconciling Items (a)			(0.01)
PSEG 3rd Quarter 2007 Operating Earnings			$0.97

			B/(W )
PSEG Power
3rd Quarter 2007		$0.66

Recontracting and Strong Markets	0.12
Mark-to-Market (MTM)	(0.05)
Margin		0.07
O&M		(0.06)
Depreciation, NDT and Other		(0.02)

3rd Quarter 2008		$0.65	$(0.01)

PSE&G
3rd Quarter 2007		$0.21

Electric Margin		(0.01)
Depreciation, Interest and O&M		(0.01)

3rd Quarter 2008		$0.19	$(0.02)

PSEG Energy Holdings
3rd Quarter 2007		$0.12

Global - Texas Generation Facilities - MTM $0.04, Operations $ 0.01		0.05
Global - Interest Expense		0.02
Global - Earnings on Chilquinta & Luz		(0.02)
Global - Effective Tax Rate		(0.01)
Resources - Effective Tax Rate		(0.02)
Resources - Lease Income		(0.01)
Resources - Interest Expense		(0.01)
Resources - Other		(0.01)

3rd Quarter 2008		$0.11	$(0.01)

Public Service Enterprise Group
3rd Quarter 2007		$(0.02)
Interest		0.01
3rd Quarter 2008		$(0.01)	$0.01

PSEG 3rd Quarter 2008 Operating Earnings			$0.94
PSEG 3rd Quarter 2008 Income from Continuing Operations			$0.94
Discontinued Operations (SAESA, Bioenergie)			0.35
PSEG 3rd Quarter 2008 Net Income			$1.29

(a) See attachment 14 for details of items excluded from Continuing Operations to compute Operating Earnings.

Attachment 7

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

Year to Date EPS Reconciliation

September 30, 2008 vs. September 30, 2007

(Unaudited)

PSEG Net Income for the Nine Months Ended September 30, 2007			$2.19
Discontinued Operations (SAESA, Electroandes, Bioenergie, Lawrenceburg)			0.01
PSEG Income from Continuing Operations for the Nine Months Ended September 30, 2007			$2.18
Reconciling Items (a)			(0.01)
PSEG Operating Earnings for the Nine Months Ended September 30, 2007			$2.19

			B/(W )
PSEG Power
Year to Date September 30, 2007		$1.46

Recontracting and Strong Markets	0.36
Mark-to-Market (MTM)	0.03
Margin		0.39
O&M		(0.10)
Depreciation, Interest, NDT and Other		(0.09)

Year to Date September 30, 2008		$1.66	$0.20

PSE&G
Year to Date September 30, 2007		$0.59

Weather - Gas		(0.02)
Gas Margin		(0.01)
Transmission Margin		(0.01)
Electric Margin		(0.01)
O&M		(0.02)
Depreciation and Other		(0.02)
Effective Tax Rate		0.06

Year to Date September 30, 2008		$0.56	$(0.03)

PSEG Energy Holdings
Year to Date September 30, 2007		$0.22

Global - Texas Generation Facilities - Operations $0.07, MTM $ 0.02		0.09
Global - Interest Expense		0.07
Global - Effective Tax Rate		0.02
Global - Earnings on Chilquinta & Luz		(0.08)
Global - Other Operations		(0.02)
Global - Gain on Sale of Tracy in 2007		(0.01)
Global - Konya-Ilgin Settlement in 2007 & Other Income		(0.01)
Resources - Lease Income		(0.02)
Resources - Other		(0.02)
Resources - Interest Expense		(0.01)
Resources - Effective Tax Rate		0.01

Year to Date September 30, 2008		$0.24	$0.02

Public Service Enterprise Group
Year to Date September 30, 2007		$(0.08)
Interest		0.05
Year to Date September 30, 2008		$(0.03)	$0.05

PSEG Operating Earnings for the Nine Months Ended September 30, 2008			$2.43
Reconciling Items (a)			(0.96)
PSEG Income from Continuing Operations for the Nine Months Ended September 30, 2008			$1.47
Discontinued Operations (SAESA, Bioenergie)			0.41
PSEG Net Income for the Nine Months Ended September 30, 2008			$1.88

(a) See attachment 14 for details of items excluded from Continuing Operations to compute Operating Earnings.

Attachment 8

PSEG Power

Generation Measures

(Unaudited)

	GWhr Breakdown		GWhr Breakdown
	Quarters Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
Nuclear - NJ	5,480	5,143	14,889	14,657
Nuclear - PA	2,148	2,266	7,035	7,166
Total Nuclear	7,628	7,409	21,924	21,823

Fossil - Coal - NJ	1,499	1,579	3,673	3,617
Fossil - Coal - PA	1,483	1,566	4,534	4,241
Fossil - Coal - CT	789	715	2,179	2,194
Total Coal	3,771	3,860	10,386	10,052

Fossil - Oil & Natural Gas - NJ	3,139	2,837	8,284	6,051
Fossil - Oil & Natural Gas - NY	996	1,126	2,182	2,539
Fossil - Oil & Natural Gas - CT	9	85	105	447
Total Oil & Natural Gas	4,144	4,048	10,571	9,037

Fossil - Pumped Storage	(41)	(36)	(110)	(105)
	15,502	15,281	42,771	40,807

	% Generation by Fuel Type		% Generation by Fuel Type
	Quarters Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
Nuclear - NJ	35%	33%	35%	36%
Nuclear - PA	14%	15%	16%	17%
Total Nuclear	49%	48%	51%	53%

Fossil - Coal - NJ	10%	10%	8%	10%
Fossil - Coal - PA	9%	10%	11%	10%
Fossil - Coal - CT	5%	5%	5%	5%
Total Coal	24%	25%	24%	25%

Fossil - Oil & Natural Gas - NJ	20%	19%	20%	15%
Fossil - Oil & Natural Gas - NY	7%	7%	5%	6%
Fossil - Oil & Natural Gas - CT	0%	1%	0%	1%
Total Oil & Natural Gas	27%	27%	25%	22%

Fossil - Pumped Storage	0%	0%	0%	0%
	100%	100%	100%	100%

Attachment 9

PUBLIC SERVICE ELECTRIC & GAS

Retail Sales and Revenues

(Unaudited)

September 30, 2008

Electric Sales and Revenues

Sales (millions kwh)	Quarter Ended	Change vs. 2007	Nine Months Ended	Change vs. 2007
Residential	4,332	-1.6%	10,638	-1.5%
Commercial	6,770	-0.2%	18,759	0.1%
Industrial	1,383	-5.0%	3,926	-5.1%
Street Lighting	82	0.6%	264	1.0%
Interdepartmental	4	-1.0%	10	-2.7%
Total	12,571	-1.2%	33,597	-1.0%

Revenue (in millions)
Residential	$762	8.9%	$1,694	8.9%
Commercial	916	5.5%	2,176	7.7%
Industrial	112	1.3%	274	2.8%
Street Lighting	19	8.0%	57	6.2%
Other Operating Revenues	131	25.3%	344	31.0%
Total	$1,940	7.7%	$4,545	9.3%

Weather Data	Quarter Ended	Change vs. 2007	Nine Months Ended	Change vs. 2007
THI Hours - Actual	10,130	-3.9%	14,137	-2.1%
THI Hours - Normal	10,690		14,560

Attachment 10

PUBLIC SERVICE ELECTRIC & GAS

Retail Sales and Revenues

(Unaudited)

September 30, 2008

Gas Sold and Transported

Sales (millions therms)	Quarter Ended	Change vs. 2007	Nine Months Ended	Change vs. 2007
Residential Sales	97	-3.0%	926	-7.3%
Commercial - Firm Sales	38	-6.7%	338	-9.4%
Commercial - Interr. & Cogen	13	58.3%	37	24.0%
Industrial - Firm Sales	3	-0.5%	27	-8.3%
Industrial - Interr. & Cogen	47	-15.8%	151	41.3%
Interdepartmental	—	142.0%	1	-27.7%
Total	198	-4.8%	1,480	-3.9%
Gas Transported - Firm Sales	50	-2.2%	310	-1.3%
Gas Transported - Non-Firm	254	-8.7%	641	-2.2%

Revenue (in millions)
Residential Sales	$89	-3.0%	$849	-7.3%
Commercial - Firm Sales	48	43.6%	368	10.0%
Commercial - Interr. & Cogen	15	144.0%	42	59.5%
Industrial - Firm Sales	4	56.5%	29	10.9%
Industrial - Interr. & Cogen	51	28.0%	167	93.1%
Other Operating Revenues	32	-3.3%	96	-5.1%
Total	$239	15.5%	$1,551	4.0%
Gas Transported	95	-3.0%	653	-5.3%

Weather Data	Quarter Ended	Change vs. 2007	Nine Months Ended	Change vs. 2007
Degree Days - Actual	21	-27.6%	2,918	-8.5%
Degree Days - Normal	34		3,145

Attachment 11

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

Statistical Measures

(Unaudited)

	For the Quarters Ended September 30		For the Nine Months Ended September 30
	2008	2007	2008	2007
Weighted Average Common Shares Outstanding (000's)
Basic	507,724	508,543	508,233	507,206
Diluted	508,326	509,090	508,890	507,966
Stock Price at End of Period			$32.79	$44.00
Dividends Paid per Share of Common Stock	$0.3225	$0.2925	$0.9675	$0.8775
Dividend Payout Ratio*			42.6%	46.9%
Dividend Yield			3.8%	2.6%
Price/Earnings Ratio*			11.0	17.9
Rate of Return on Average Common Equity*			13.3%	17.8%
Book Value per Common Share			$15.17	$14.37
Market Price as a Percent of Book Value			216%	306%
Total Shareholder Return	-18.9%	0.9%	-31.7%	35.4%
*	Calculation based on Operating Earnings for 12 month period ended

Attachment 12

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

Non-Trading Mark-to-Market

(Unaudited)

September 30, 2008

2008 Non-Trading Mark-to-Market

Energy Positions

In Millions After-Tax	Q1	Q2	Q3	Year-to-Date

Power	$2.7	$27.1	$(20.0)	$9.8
Holdings	1.8	(13.1)	31.5	20.2
Total	$4.5	$14.0	$11.5	$30.0

EPS Impact	Q1	Q2	Q3	Year-to-Date

Power	$0.01	$0.05	$(0.04)	$0.02
Holdings	—	(0.02)	0.06	0.04
Total	$0.01	$0.03	$0.02	$0.06

2007 Non-Trading Mark-to-Market

Energy Positions

In Millions After-Tax	Q1	Q2	Q3	Year-to-Date

Power	$(0.6)	$(9.5)	$4.4	$(5.7)
Holdings	(19.0)	16.4	13.2	10.6
Total	$(19.6)	$6.9	$17.6	$4.9

EPS Impact	Q1	Q2	Q3	Year-to-Date

Power	$—	$(0.02)	$0.01	$(0.01)
Holdings	(0.04)	0.03	0.03	0.02
Total	$(0.04)	$0.01	$0.04	$0.01

Attachment 13

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

NDT Imapcts

(Unaudited)
September 30, 2008

2008 NDT Fund Activity

In Millions	Q1	Q2	Q3	YTD
Net Gains, Interest & Dividends	$29.6	$35.8	$47.7	$113.1
Other Than Temporarily Impaired (OTTI)	(37.6)	(32.7)	(65.0)	(135.3)
Accretion, Depreciation & Other	$(3.7)	$(5.9)	$(1.8)	$(11.4)
Net Pre-tax	(11.7)	(2.8)	(19.1)	(33.6)
2008 EPS Impact	$(0.01)	$(0.01)	$(0.02)	$(0.04)

2007 NDT Fund Activity

In Millions	Q1	Q2	Q3	YTD
Net Gains, Interest & Dividends	$28.7	$25.9	$24.1	$78.7
Other Than Temporarily Impaired (OTTI)	(10.0)	(14.0)	(16.0)	(40.0)
Accretion, Depreciation & Other	$(7.8)	$(7.1)	$(6.4)	$(21.3)
Net Pre-tax	10.9	4.8	1.7	17.4
2007 EPS Impact	$0.01	$0.01	$0.00	$0.02

Attachment 14

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

Reconciling Items Excluded from Continuing Operations to Compute Operating Earnings

(Unaudited)

	For the Quarters Ended September 30,		For the Nine Months Ended September 30,
Pro-forma Adjustments	2008	2007	2008	2007

Earnings Impact (in Millions)

Lease Transaction Reserves, net of tax	$—	$—	$(490)	$—
Loss from write-down of Turboven, net of tax	—	(7)	—	(7)
Premium on Bond Redemption, net of tax	—	—	(1)	—
Total Pro-forma to Operating Earnings	$—	$(7)	$(491)	$(7)

Fully Diluted Average Shares Outstanding (in Millions)	508	509	509	508

Per Share Impact (Diluted)

Lease Transaction Reserves, net of tax	$—	$—	$(0.96)	$—
Loss from write-down of Turboven, net of tax	—	(0.01)	—	(0.01)
Premium on Bond Redemption, net of tax	—	—	—	—
Total Pro-forma to Operating Earnings	$—	$(0.01)	$(0.96)	$(0.01)